Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 of Lenco Mobile, Inc. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 7, 2011	/s/ MICHAEL LEVINSOHN
Michael Levinsohn, Chief Executive Officer (Principal Executive Officer)
Dated: November 7, 2011	/s/ THOMAS BANKS
Thomas Banks, Chief Financial Officer (Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Lenco Mobile Inc., and will be retained by Lenco Mobile Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely to accompany this report pursuant to 18 U.S.C. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.